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                                                                    EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Devon Energy Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-32214 and 333-85553) on Form S-8 and the Registration Statement (No. 333-85211) on Form S-3 of Devon Energy Corporation of our report dated February 9, 2000, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.


                                                     KPMG LLP


Oklahoma City, Oklahoma
March 27, 2000



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